Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

     This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”), is entered into as of June 20, 2005, by and between ORBIMAGE Holdings Inc. (“Holdings”) and ORBIMAGE Inc. (“ORBIMAGE”).

RECITALS

     WHEREAS, Holdings and ORBIMAGE are parties to that certain Agreement and Plan of Reorganization (the “Merger Agreement”) dated on or about the date hereof; and

     WHEREAS, pursuant to the Merger Agreement, ORBIMAGE and Holdings have agreed that Holdings will assume and agree to perform all obligations of ORBIMAGE pursuant to ORBIMAGE’s equity incentive plans (collectively, the “Plans”), the various stock option agreements and restricted stock agreements entered into pursuant to the Plans, each outstanding stock option granted thereunder, ORBIMAGE’s stock subscription warrants, ORBIMAGE’s warrant agreement and the warrants issued thereunder, the registration rights agreements and the other agreements listed on Schedule A hereto (collectively, the “Assumed Agreements”).

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, ORBIMAGE and Holdings hereby agree as follows:

ASSIGNMENT AND ASSUMPTION

     1. ORBIMAGE hereby assigns to Holdings all of its rights and obligations under the Assumed Agreements.

     2. Holdings hereby assumes all of the rights and obligations of ORBIMAGE under the Assumed Agreements, and agrees to abide by and perform all terms, covenants and conditions of ORBIMAGE under such Assumed Agreements. In addition, Holdings agrees that to the extent that any of the Assumed Agreements contains a provision with respect to a “change of control” or other similar such occurrence of ORBIMAGE, that such provision shall apply in the event of a “change of control” or other similar such occurrence of Holdings.

     3. In consideration of the assumption by Holdings of all of the rights and obligations of ORBIMAGE under the Assumed Agreements, ORBIMAGE agrees to pay (i) all expenses incurred by Holdings in connection with the assumption of the Assumed Agreements pursuant to this Agreement and (ii) all expenses incurred by Holdings in connection with the registration on Form S-8 of shares of common stock of Holdings to the extent required in connection with the Plans, including, without limitation, registration fees imposed by the Securities and Exchange Commission.

MISCELLANEOUS

     1. Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, entering into amendments to the Assumed Agreements and notifying the other parties thereto of such assignment and assumption.

     2. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

     3. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     4. Entire Agreement. This Agreement, including the Schedules attached hereto, together with the Merger Agreement, constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or supplemented except by a written document executed by the parties to this Agreement.

     5. Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     6. Third Party Beneficiaries. The parties to the various stock option agreements and restricted stock agreements entered into pursuant to the Plans, the stock subscription warrants, the warrant agreement and the warrants issued thereunder, the registration rights agreements and the other agreements that constitute Assumed Agreements are intended to be third party beneficiaries to this Agreement.

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     IN WITNESS WHEREOF, Holdings and ORBIMAGE have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ORBIMAGE HOLDINGS INC.
By:	/s/ William L. Warren
Name:	William L. Warren
Title:	Vice President, General Counsel and Secretary

ORBIMAGE INC.
By:	/s/ William L. Warren
Name:	William L. Warren
Title:	Vice President, General Counsel and Secretary

SCHEDULE A

Agreements to be Assumed by Holdings

Stock Incentive Plans

2003 Employee Stock Incentive Plan of Orbital Imaging Corporation

2004 Non-Employee Director Equity Incentive Plan of ORBIMAGE Inc.

ORBIMAGE Inc. Nonstatutory Stock Option Agreements

Restricted Stock Agreement for Matthew O’Connell

Restricted Stock Agreement for Employees

Warrants and Related Agreements

Stock Subscription Warrants to purchase Common Stock of ORBIMAGE Inc. issued December 31, 2003

Warrant Agreement dated as of March 14, 2005

Warrant certificates issued pursuant to Warrant Agreement

Registration Rights Agreement

Registration Rights Agreement, dated as of December 31, 2003, by and among the Company and certain stockholders of the Company

Registration Rights Agreement, dated as of November 16, 2004, by and among the Company and certain securityholders of the Company

Other Agreements

Indemnification Agreements between the Company and its officers and directors